Roper Technologies announces 2025 financial results
Initiates 2026 guidance

Sarasota, Florida, January 27, 2026 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the fourth quarter and full year ended December 31, 2025.

Fourth quarter 2025 highlights

•Revenue increased 10% to $2.06 billion; acquisition contribution was +5% and organic revenue was +4%
•GAAP net earnings decreased 7% to $428 million; adjusted net earnings increased 8% to $561 million
•Adjusted EBITDA increased 10% to $818 million
•Operating cash flow increased 2% to $738 million; free cash flow increased 4% to $714 million
•GAAP DEPS decreased 7% to $3.97; adjusted DEPS increased 8% to $5.21
•Repurchased 1.12 million shares for $500 million

Full year 2025 highlights

•Revenue increased 12% to $7.90 billion; acquisition contribution was +7% and organic revenue was +5%
•GAAP net earnings decreased 1% to $1.54 billion; adjusted net earnings increased 9% to $2.16 billion
•Adjusted EBITDA increased 11% to $3.14 billion
•GAAP operating cash flow increased 6% to $2.54 billion; adjusted free cash flow increased 8% to $2.47 billion
•GAAP DEPS decreased 1% to $14.20; adjusted DEPS increased 9% to $20.00

"2025 was another clear demonstration of Roper’s durable long-term cash flow compounding model," said Neil Hunn, Roper Technologies’ President and CEO. "During the year, we delivered 12% total revenue growth, 11% EBITDA growth, and 8% free cash flow growth. Relative to our M&A strategy, we deployed $3.3 billion toward high-quality vertical software businesses, highlighted by CentralReach, Subsplash, and several bolt-on acquisitions. Additionally, we opportunistically repurchased 1.12 million shares for $500 million through our recently initiated share repurchase program."

2026 outlook and guidance

"Roper enters 2026 with a fundamentally stronger foundation, following meaningful enhancements last year to our leadership talent, AI technical capabilities, capital deployment discipline, and operating model. Additionally, we remain focused on accelerating innovation and commercialization to capture the significant AI opportunity across each of our businesses. We are also well positioned to continue deploying capital, with significant M&A capacity, a large pipeline of attractive acquisition opportunities, and the flexibility to utilize our share repurchase program. The combination of these factors will help fuel Roper's long-term growth algorithm for our shareholders," concluded Mr. Hunn.

Roper expects full year 2026 adjusted DEPS of $21.30 - $21.55 with total revenue growth of approximately 8% and organic revenue growth of +5 – 6%. For the first quarter of 2026, the Company expects adjusted DEPS of $4.95 - $5.00.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as potential share repurchases.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Tuesday, January 27, 2026. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 38487. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 38487 #.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interest

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments gain, net." Roper makes non-GAAP adjustments for the impacts associated with this investment.

Table 1: Revenue and adjusted EBITDA reconciliation ($M)
	Q4 2024	Q4 2025		V %	FY 2024	FY 2025		V %
GAAP revenue	$1,877	$2,059		10%	$7,039	$7,902		12%

Components of revenue growth
Organic				4%				5%
Acquisitions				5%				7%
Foreign exchange				—%				—%
Revenue growth				10%				12%

Adjusted EBITDA reconciliation
GAAP net earnings	$462	$428			$1,549	$1,536
Taxes	128	106			418	400
Interest expense	71	93			259	325
Depreciation	9	10			37	40
Amortization	202	220			776	858
EBITDA	$873	$858		(2)%	$3,039	$3,159		4%

Restructuring-related expenses associated with the Transact acquisition	—	—			9	—
Transaction-related expenses for completed acquisitions	1	—			8	9
Financial impacts associated with minority investments	(141)	(40)	A		(235)	(25)	A
Legal settlement charge	11	—			11	—
Adjusted EBITDA	$744	$818		10%	$2,832	$3,143		11%
Adjusted EBITDA margin	39.6%	39.7%		+10 bps	40.2%	39.8%		(40 bps)

Table 2: Adjusted net earnings reconciliation ($M)
	Q4 2024	Q4 2025		V %	FY 2024	FY 2025		V %
GAAP net earnings	$462	$428		(7)%	$1,549	$1,536		(1)%
Restructuring-related expenses associated with the Transact acquisition	—	—			7	—
Transaction-related expenses for completed acquisitions	1	—			6	7
Financial impacts associated with minority investments	(105)	(32)	A		(182)	(24)	A
Legal settlement charge	9	—			9	—
Amortization of acquisition-related intangible assets	153	165	B		588	644	B
Adjusted net earnings C	$520	$561		8%	$1,978	$2,163		9%

Table 3: Adjusted DEPS reconciliation
	Q4 2024	Q4 2025		V %	FY 2024	FY 2025		V %
GAAP DEPS	$4.28	$3.97		(7)%	$14.35	$14.20		(1)%
Restructuring-related expenses associated with the Transact acquisition	—	—			0.07	—
Transaction-related expenses for completed acquisitions	0.01	—			0.06	0.06
Financial impacts associated with minority investments	(0.97)	(0.30)	A		(1.68)	(0.22)	A
Legal settlement charge	0.08	—			0.08	—
Amortization of acquisition-related intangible assets	1.41	1.53	B		5.45	5.95	B
Adjusted DEPS C	$4.81	$5.21		8%	$18.31	$20.00		9%

Table 4: Adjusted cash flow reconciliation ($M)
	Q4 2024	Q4 2025	V %	FY 2024	FY 2025	V %
Operating cash flow	$722	$738	2%	$2,393	$2,540	6%
Taxes paid in period related to divestiture	—	—		—	30
Adjusted operating cash flow	$722	$738	2%	$2,393	$2,570	7%
Capital expenditures	(27)	(10)		(66)	(47)
Capitalized software expenditures	(12)	(14)		(45)	(57)
Adjusted free cash flow	$684	$714	4%	$2,282	$2,466	8%

Table 5: Forecasted adjusted DEPS reconciliation
	Q1 2026		FY 2026
	Low End	High End	Low End	High End
GAAP DEPS D	$3.42	$3.47	$15.20	$15.45
Financial impacts associated with the minority investment in Indicor A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.53	1.53	6.10	6.10
Adjusted DEPS C	$4.95	$5.00	$21.30	$21.55

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investment in Indicor, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q4 2025A	FY 2025A	Q1 2026E	FY 2026E
	Pretax	$(40)	$(25)	TBD	TBD
	After-tax	$(32)	$(24)	TBD	TBD
	Per share	$(0.30)	$(0.22)	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).

		Q4 2025A	FY 2025A	Q1 2026E	FY 2026E
	Pretax	$208	$815	$208	$833
	After-tax	$165	$644	$164	$658
	Per share	$1.53	$5.95	$1.53	$6.10

C.	All actual and forecasted non-GAAP adjustments are taxed at 21% with the exception of the financial impacts associated with minority investments.

D.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investment in Indicor. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto, and our ability to develop, deploy, and use artificial intelligence in our platforms and offerings. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of inflation and potential supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2025	December 31, 2024
ASSETS:

Cash and cash equivalents	$297.4	$188.2
Accounts receivable, net	1,001.0	885.1
Inventories, net	141.7	120.8
Income taxes receivable	128.2	25.6
Unbilled receivables	124.0	127.3
Prepaid expenses and other current assets	235.8	195.7
Total current assets	1,928.1	1,542.7

Property, plant and equipment, net	156.9	149.7
Goodwill	21,341.2	19,312.9
Other intangible assets, net	9,764.2	9,059.6
Deferred taxes	73.3	54.1
Equity investment	796.3	772.3
Other assets	517.0	443.4
Total assets	$34,577.0	$31,334.7

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$150.3	$148.1
Accrued compensation	293.0	289.0
Deferred revenue	1,906.8	1,737.4
Other accrued liabilities	642.3	546.2
Income taxes payable	28.0	68.4
Current portion of long-term debt, net	705.2	1,043.1
Total current liabilities	3,725.6	3,832.2

Long-term debt, net of current portion	8,595.8	6,579.9
Deferred taxes	1,883.1	1,630.6
Other liabilities	491.0	424.4
Total liabilities	14,695.5	12,467.1

Common stock, 350.0 shares authorized; 109.3 shares issued and 106.6 outstanding at December 31, 2025 and 108.9 shares issued and 107.3 outstanding at December 31, 2024	1.1	1.1
Additional paid-in capital	3,292.2	3,014.6
Retained earnings	17,205.7	16,034.9
Accumulated other comprehensive loss	(101.4)	(166.5)
Treasury stock, 2.7 shares at December 31, 2025 and 1.6 shares at December 31, 2024	(516.1)	(16.5)
Total stockholders’ equity	19,881.5	18,867.6
Total liabilities and stockholders’ equity	$34,577.0	$31,334.7

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net revenues	$2,058.6	$1,877.1	$7,902.5	$7,039.2
Cost of sales	628.7	594.8	2,430.5	2,160.9
Gross profit	1,429.9	1,282.3	5,472.0	4,878.3

Selling, general and administrative expenses	841.6	757.6	3,236.6	2,881.5
Income from operations	588.3	524.7	2,235.4	1,996.8

Interest expense, net	93.3	70.8	325.0	259.2
Equity investments gain, net	(40.4)	(141.0)	(25.5)	(234.6)
Other (income) expense, net	0.8	4.1	(0.2)	5.0
Earnings before income taxes	534.6	590.8	1,936.1	1,967.2

Income taxes	106.2	128.5	399.8	417.9
Net earnings	$428.4	$462.3	$1,536.3	$1,549.3

Net earnings per share:
Basic	$4.00	$4.31	$14.30	$14.47
Diluted	$3.97	$4.28	$14.20	$14.35

Weighted average common shares outstanding:
Basic	107.2	107.3	107.4	107.1
Diluted	107.8	108.1	108.2	108.0

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Year ended December 31,
	2025		2024		2025		2024
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$1,158.9		$1,056.9		$4,483.0		$3,868.3
Network Software	426.1		373.5		1,600.8		1,475.6
Technology Enabled Products	473.6		446.7		1,818.7		1,695.3
Total	$2,058.6		$1,877.1		$7,902.5		$7,039.2

Gross profit:
Application Software	$794.6	68.6%	$708.0	67.0%	$3,069.7	68.5%	$2,647.6	68.4%
Network Software	362.5	85.1%	318.9	85.4%	1,345.8	84.1%	1,254.8	85.0%
Technology Enabled Products	272.8	57.6%	255.4	57.2%	1,056.5	58.1%	975.9	57.6%
Total	$1,429.9	69.5%	$1,282.3	68.3%	$5,472.0	69.2%	$4,878.3	69.3%

Operating profit*:
Application Software	$308.7	26.6%	$272.9	25.8%	$1,203.1	26.8%	$1,023.4	26.5%
Network Software	181.7	42.6%	174.4	46.7%	695.8	43.5%	666.5	45.2%
Technology Enabled Products	158.8	33.5%	150.3	33.6%	626.7	34.5%	574.3	33.9%
Total	$649.2	31.5%	$597.6	31.8%	$2,525.6	32.0%	$2,264.2	32.2%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $60.9 and $72.9 for the three months ended December 31, 2025 and 2024, respectively, and $290.2 and $267.4 for the twelve months ended December 31, 2025 and 2024, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	$1,536.3	$1,549.3
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	39.8	37.1
Amortization of intangible assets	858.4	775.7
Amortization of deferred financing costs	11.8	9.8
Non-cash stock compensation	166.3	145.9
Equity investments gain, net	(25.5)	(234.6)
Income tax provision	399.8	417.9
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(90.3)	14.4
Unbilled receivables	9.8	(18.5)
Inventories	(18.7)	(1.9)
Prepaid expenses and other current assets	(36.0)	(19.5)
Accounts payable	(3.9)	(13.0)
Other accrued liabilities	17.1	109.3
Deferred revenue	124.7	110.7
Cash taxes paid for gain on disposal of equity investment	(30.2)	—
Cash income taxes paid, excluding tax associated with gain on disposal of equity investment	(384.0)	(483.8)
Other, net	(35.1)	(5.6)
Cash provided by operating activities	2,540.3	2,393.2

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(3,290.0)	(3,612.9)
Capital expenditures	(47.4)	(66.0)
Capitalized software expenditures	(57.3)	(45.0)
Distributions from equity investment	5.1	10.8
Proceeds from sale of equity investment	—	245.6
Other, net	1.6	(1.0)
Cash used in investing activities	(3,388.0)	(3,468.5)

Cash flows from (used in) financing activities:
Proceeds from senior notes	2,000.0	2,000.0
Payments of senior notes	(1,000.0)	(500.0)
Borrowings (payments) under revolving line of credit, net	725.0	(235.0)
Debt issuance costs	(19.4)	(24.6)
Cash dividends to stockholders	(355.0)	(321.9)
Treasury stock sales	22.4	18.5
Repurchases of common stock	(500.0)	—
Proceeds from stock-based compensation, net	88.8	88.6
Other, net	(38.2)	43.9
Cash provided by financing activities	923.6	1,069.5

(Continued)

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)
	Year ended December 31,
	2025	2024
Effect of exchange rate changes on cash	33.3	(20.3)

Net increase (decrease) in cash and cash equivalents	109.2	(26.1)

Cash and cash equivalents, beginning of year	188.2	214.3

Cash and cash equivalents, end of year	$297.4	$188.2